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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT - January 25, 2001
                        (Date of Earliest Event Reported)


                             J NET ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


                           Commission File No. 1-9728


        NEVADA                                          88-0169922
------------------------                  ------------------------------------
(State of Incorporation)                  (I.R.S. Employer Identification No.)

8750 N. Central Expressway, #600
DALLAS, TEXAS                                             75231
---------------------------------                     -------------
(Address of principal                                   (Zip Code)
 executive offices)


Registrant's telephone number, including area code: (214) 696-8830

                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

      On January 25, 2001, J Net Enterprises, Inc. (the "Company") and InterWorld Corporation ("InterWorld") entered into a Stock Purchase Agreement and a Stand-By Purchase Agreement (collectively, the "Agreements") (copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference). Pursuant to the Agreements, the Company will exchange all of its InterWorld Series A Convertible Preferred Stock (which pursuant to its terms, under certain circumstances is redeemable for $30 million plus accrued dividends at the Company's option on or after April 12, 2001) and the related warrants for 46,153,846 newly-issued shares of InterWorld Common Stock. In addition, pursuant to the Agreements, InterWorld has agreed to offer for sale to all holders of InterWorld Common Stock up to $20 million of newly-issued InterWorld Common Stock at a price per share of $.65. If such holders do not purchase all of the new issuance, the Company has agreed to purchase the difference between $20 million and the amount purchased by other InterWorld shareholders (the "Stand-By Commitment"). The Agreements also provide the Company with the option to purchase an additional $20 million of InterWorld Common Stock (the "Over Allotment Option"). A portion of the Over Allotment Option will be exercisable at a price per share of $.65 and a portion will be exercisable at a price per share equal to 90% of the volume-weighted average trading price of InterWorld Common Stock for the 10 trading day period prior to the time of exercise. The portions exercisable at each price will depend on the number of shares purchased pursuant to the Stand-By Commitment, as described in the Agreements. Assuming consummation of the transactions described in the Agreements, the Company would own a majority of the issued and outstanding InterWorld Common Stock. The transactions described in the Agreements are subject to numerous conditions, including obtaining various InterWorld shareholder approvals and the making of various regulatory filings, as described in the Agreements.

      The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by the terms of each of the Agreements, which are incorporated herein by reference.


Item 7.  Financial Statements, PRO FORMA Financial Information and Exhibits

(a)   Financial Statements.

      Not applicable.

(b)   Pro Forma Financial Information.

      Not applicable.

(c)   Exhibits

EXHIBIT                 DESCRIPTION

10.1              Stock Purchase Agreement

10.2              Stand-By Purchase Agreement

99.1              Press Release
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              J NET ENTERPRISES, INC.


                              By /s/ Mark W. Hobbs
                                 ---------------------
                                 Name:  Mark W. Hobbs
                                 Title: President


Dated: February 2, 2001
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                                  EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION                                          PAGE
-----------     -----------                                          ----
10.1            Stock Purchase Agreement

10.2            Stand-By Purchase Agreement

99.1            Press Release